UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

ONEOK, Inc.

(Name of Registrant as Specified In Its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

May 10, 2023

Dear Fellow Shareholder:

We have previously mailed you proxy materials for the ONEOK, Inc. Annual Meeting of Shareholders to be held virtually on May 24, 2023.

According to our latest records, we have not yet received your vote. The virtual Annual Meeting is now only a short time away, and your vote is important.

In the event that your proxy materials have been misplaced, we are enclosing for your use a duplicate Voting Instruction Form and return envelope.

Please vote your shares via the internet or by telephone following the instructions on the enclosed Voting Instruction Form, or complete, sign, date and mail your Voting Instruction Form today in order to make sure that your shares will be voted at the meeting in accordance with your desires.

If you hold your shares in the name of a brokerage firm, your broker cannot vote your shares on several of the proposals unless your broker receives your specific instructions.

Your board of directors recommends that you vote:

●	FOR all nominees for director in proposal 1
●	FOR proposals 2, 3 and 4
●	FOR an advisory vote on executive compensation EVERY YEAR in proposal 5

Please follow the telephone or internet voting instructions on your Voting Instruction Form, or complete, sign, date and mail the enclosed Voting Instruction Form and vote your shares today. In the event that two Voting Instruction Forms are received from you, the one bearing the latest date will be counted, as it automatically revokes all prior votes.

Thank you for voting and for your continued support.

Sincerely,

Julie H. Edwards

Board Chair

ONEOK, Inc.

100 West Fifth Street

Tulsa, OK 74103

www.oneok.com

May 10, 2023

Dear Fellow Shareholder:

We have previously mailed you proxy materials for the ONEOK, Inc. Annual Meeting of Shareholders to be held virtually on May 24, 2023.

According to our latest records, we have not yet received your vote. The virtual Annual Meeting is now only a short time away, and your vote is important.

In the event that your proxy materials have been misplaced, we are enclosing for your use a duplicate proxy card and return envelope.

Please vote your shares via the internet or by telephone following the instructions on the enclosed proxy card, or complete, sign, date and mail your proxy card today in order to make sure that your shares will be voted at the meeting in accordance with your desires.

Your board of directors recommends that you vote:

●	FOR all nominees for director in proposal 1
●	FOR proposals 2, 3 and 4
●	FOR an advisory vote on executive compensation EVERY YEAR in proposal 5

Please follow the telephone or internet voting instructions on your proxy card, or complete, sign, date and mail the enclosed proxy card and vote your shares today. In the event that two proxy cards are received from you, the one bearing the latest date will be counted, as it automatically revokes all prior votes.

Thank you for voting and for your continued support.

Sincerely,

Julie H. Edwards

Board Chair

ONEOK, Inc.

100 West Fifth Street

Tulsa, OK 74103

www.oneok.com